Exhibit 99.1

              Fortune Brands Reports Record First Quarter Results

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--April 22, 2004--Fortune
Brands, Inc., (NYSE:FO).

                EPS Up 39% on Double-Digit Sales Gains;
Home, Golf, Spirits & Office Brands Drive Broad-Based Earnings Growth;
                 Company Raises 2004 Earnings Guidance

    Fortune Brands, Inc., (NYSE:FO), a leading consumer brands company, today reported record results for the first quarter of 2004. Successful new products, expanded customer relationships and productivity gains helped drive broad-based earnings growth.
High-return acquisitions and favorable foreign exchange added to the company's underlying performance.

    -- Net income increased 40% to $139.7 million, and diluted earnings per share were $0.92, up 39% from $0.66 a year ago.

    -- Diluted EPS before charges/gains was $0.91, up 32% from $0.69 and 9 cents above the mean estimate of Wall Street securities analysts.

    -- Net sales were $1.7 billion, up 23%. Acquisitions benefited sales by 9% and favorable foreign exchange benefited sales by 3%.

    --  Operating income was $229.6 million, up 33%.

    --  Return on equity was 24.3%.

    --  Return on invested capital was 16.3%.

    --  Year-to-date share repurchases total 1.0 million shares.

    "Fortune Brands started 2004 with outstanding first quarter results," said Fortune Brands chairman & CEO Norm Wesley. "From home products to golf products to distilled spirits, we saw broad-based demand for our portfolio of leading consumer brands. Underlying sales grew double digits, and each of our businesses performed above our expectations - with significant upside from our home & hardware and golf brands. Our largest brands - including Moen, Titleist, Jim Beam, Aristokraft and Master Lock - all fueled significant growth.
    "Our results reflect the success of our brand investments, share-gain initiatives and enhanced productivity. We're winning in the marketplace by developing successful new products and sharpening our consumer insights. We're gaining additional share with expanded customer relationships. And we're driving profit growth higher with improved cost structures, highly-efficient supply chains and our office products recovery program," Wesley added.

       Raising Full-Year Guidance to Strong Double-Digit Growth
                      in EPS Before Charges/Gains

    "Our first quarter performance, our breadth of leading consumer brands and the success of our strategy position us well to outperform our long-term growth target and further enhance our returns in 2004," Wesley said. "Even though we expect to see a lessening benefit from foreign exchange and higher costs for certain commodities over the balance of the year, we anticipate that targeted price increases and supply chain efficiencies will help offset these factors. We expect to benefit from an improving economy, as well. For the second quarter and the full year, we now expect that our EPS before charges/gains will grow strong double digits."

    Fortune Brands, Inc. is a $6 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, changes in commodity costs, the impact of weak conditions in the leisure travel industry on our golf and spirits and wine businesses, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
    This press release presents measures not derived in accordance with generally accepted accounting principles, including earnings per share before charges/gains, free cash flow and operating income before charges. Such measures should not be considered substitutes for any measures derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP measures to the most nearly comparable GAAP measures, if applicable, is presented in the attached pages.


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)

                                         ----------------------------
                                         Three Months Ended March 31,
                                             2004      2003   %Change
                                         ----------------------------

Net Sales                                $1,707.8  $1,392.1      22.7
                                         ----------------------------
      Cost of goods sold                    937.6     766.4      22.3

      Excise taxes on spirits and wine       78.5      70.5      11.3

      Advertising, selling, general
        and administrative expenses         442.8     371.3      19.3

      Amortization of intangibles            11.1       4.8     131.3

      Restructuring
        and restructuring-related items       8.2       6.5      26.2
                                           --------------------------
Operating Income                            229.6     172.6      33.0
                                           --------------------------
      Interest expense                       21.7      18.2      19.2

      Other (income) expense, net           (19.0)     (8.9)   (113.5)

      Income taxes                           82.5      59.5      38.7

      Minority interests                      4.7       4.3       9.3
                                           --------------------------
Net Income                                  139.7      99.5      40.4
                                           --------------------------

Earnings Per Common Share                  --------------------------
      Basic                                  0.95      0.68      39.7
      Diluted                                0.92      0.66      39.4
                                           --------------------------
Avg. Common Shares Outstanding             --------------------------
      Basic                                 146.3     146.2       0.1
      Diluted                               151.2     150.2       0.7
                                           --------------------------
Actual Common Shares Outstanding           --------------------------
      Basic                                 146.1     145.2       0.6
      Diluted                               151.3     149.1       1.5
                                           --------------------------

                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

NET SALES AND OPERATING INCOME
------------------------------
                                         ----------------------------
                                         Three Months Ended March 31,
                                         ----------------------------
                                            2004      2003   % Change
                                         ----------------------------
Net Sales
      Home and Hardware                 $  821.5  $  620.6       32.4
      Spirits and Wine                     276.5     239.2       15.6
      Golf                                 338.9     282.4       20.0
      Office                               270.9     249.9        8.4
                                        -----------------------------
Total                                   $1,707.8  $1,392.1       22.7
                                        -----------------------------

Operating Income
      Home and Hardware                 $  113.7  $   88.3       28.8
      Spirits and Wine                      66.8      57.9       15.4
      Golf                                  51.0      32.7       56.0
      Office                                16.0       8.0      100.0
      Corporate expenses                    17.9      14.3       25.2
                                        -----------------------------
Total                                   $  229.6  $  172.6       33.0
                                        -----------------------------

Operating Income Before Charges (a)
      Home and Hardware                 $  114.1  $   88.3       29.2
      Spirits and Wine                      66.8      57.9       15.4
      Golf                                  53.1      32.7       62.4
      Office                                21.7      14.5       49.7
Less:
      Corporate expenses                    17.9      14.3       25.2
      Restructuring and
        restructuring-related items          8.2       6.5       26.2
                                        -----------------------------
Operating Income                        $  229.6  $  172.6       33.0
                                        -----------------------------

(a) Operating Income Before Charges, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Management uses this and other measures to determine the returns generated by our operating subsidiaries and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
--------------                            Three Months Ended March 31,
                                          ----------------------------
                                          2004       2003    % Change
                                          ----------------------------
Free Cash Flow (b)                     $ (10.0)   $ (19.3)       48.2
  Add :
  Net Capital Expenditures                49.8       28.4        75.4
  Dividends Paid                          44.1       39.7        11.1
                                          ----------------------------
Cash Flow From Operations              $  83.9    $  48.8        71.9
                                          ----------------------------

(b) The term "free cash flow" is cash flow from operations less net capital expenditures and dividends to stockholders. Free cash flow is not a measure under generally accepted accounting principles (GAAP) and should not be considered as a substitute for any measure derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may also be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS
------------------------

The following sets forth EPS Before Charges/Gains, which is a measure not derived in accordance with GAAP. In 2004, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $8.2 million ($5.3 million after tax) restructuring and restructuring-related items recorded in the three-month period ended March 31, 2004. EPS Before Charges/Gains also excludes $12 million ($7.6 million after tax) insurance proceeds from a Kentucky bourbon warehouse fire.

EPS Before Charges/Gains in 2003 is Net Income calculated on a per share basis before the $6.5 million ($4.2 million after tax) restructuring and restructuring-related items recorded in the three-month period ended March 31, 2003.

Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.
                                          ----------------------------
                                          Three Months Ended March 31,
                                          ----------------------------
                                               2004    2003  % Change
                                          ----------------------------
Net Income Before Charges/Gains              $137.4  $103.7      32.5
                                          ----------------------------
Earnings Per Common Share - Basic

      Net Income Before Charges/Gains          0.94    0.71      32.4

      Kentucky bourbon warehouse
        fire insurance proceeds                0.05       -         -

      Restructuring
        and restructuring-related items       (0.04)  (0.03)    (33.3)
                                          ----------------------------
Net Income                                     0.95    0.68      39.7
                                          ----------------------------
Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains          0.91    0.69      31.9

      Kentucky bourbon warehouse
        fire insurance proceeds                0.05       -         -

      Restructuring
        and restructuring-related items       (0.04)  (0.03)    (33.3)
                                          ----------------------------
Net Income                                     0.92    0.66      39.4
                                          ----------------------------


RECONCILIATION OF 2004 EARNINGS GUIDANCE TO GAAP
------------------------------------------------

The Company is targeting second quarter 2004 EPS before charges/gains to be up strong double digits. In the second quarter of 2003, the Company recorded a 23-cents-per-share credit related to a tax refund. Due to the absence of this credit in the second quarter of 2004, as well as restructuring charges for previously announced programs, second quarter EPS on a reported basis is likely to be lower than the year-ago quarter.

The Company is targeting full year 2004 EPS before charge/gains to be up strong double digits. The Company currently expects 2004 EPS on a reported basis to be up strongly. While the Company currently expects net charges in the range of $0.15-0.17 per share in 2004 versus a net gain of $0.07 per share from charges/gains in 2003, favorable resolution of the routine audit of the Company's 1997-2001 tax returns could result in a further benefit to earnings in 2004.

EPS Before Charges/Gains, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Net Income calculated on a per share basis excluding restructuring and restructuring-related items, as well as write-downs in intangibles, tax reserve reversals and tax-related interest income. Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
---------------------------------------------

The Company recorded pre-tax restructuring and restructuring-related items of $8.2 million ($5.3 million after tax) in the three-month period ended March 31, 2004. The charges relate to rationalization of operations in the Office, Golf and Home and Hardware segments.

                   --------------------------------------------------
                            Three Months Ended March 31, 2004
                        (In millions, except per share amounts)
                   --------------------------------------------------
                                  Restructuring-Related Items
                                  ----------------------------
                   Restructuring  Cost of Sales SG & A Charges  Total
                                   Charges
                   --------------------------------------------------
    Home and Hardware  $   0.1       $   0.3        $    -     $  0.4
    Golf                     -           2.1             -        2.1
    Office                 2.6           1.8           1.3        5.7
                   --------------------------------------------------
  Total                $   2.7       $   4.2        $  1.3     $  8.2
                   --------------------------------------------------

                                                               ------
Income tax benefit                                                2.9
                                                               ------
Net charge                                                     $  5.3
                                                               ------
Charge per common share
                                                               ------
    Basic                                                      $ 0.04
                                                               ------
    Diluted                                                    $ 0.04
                                                               ------


                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                                  --------- ---------
                                                  March 31, March 31,
                                                    2004       2003
                                                  --------- ---------
Assets
    Current assets
                                                  --------- ---------
        Cash and cash equivalents                 $  152.1   $  103.7
        Accounts receivable, net                   1,048.9      899.0
        Inventories                                  967.7      860.9
        Other current assets                         276.7      228.9
                                                  --------- ---------
          Total current assets                     2,445.4    2,092.5

      Property, plant and equipment, net           1,347.9    1,173.1
      Intangibles resulting from
        business acquisitions, net                 3,345.5    2,334.0
      Other assets                                   460.9      393.9
                                                  --------- ---------

          Total assets                            $7,599.7   $5,993.5
                                                  --------- ---------

Liabilities and Stockholders' Equity

    Current liabilities
                                                  --------- ---------
        Short-term debt                           $  648.4   $  377.4
        Current portion of long-term debt            200.5      132.6
        Other current liabilities                  1,364.8    1,176.1
                                                  --------- ---------
          Total current liabilities                2,213.7    1,686.1

    Long-term debt                                 1,245.0      841.7
    Other long-term liabilities                      978.2      753.6
    Minority interests                               369.7      398.9
                                                  --------- ---------
          Total liabilities                        4,806.6    3,680.3

    Stockholders' equity                           2,793.1    2,313.2
                                                  --------- ---------
          Total liabilities and stockholders'
           equity                                 $7,599.7   $5,993.5
                                                  --------- ---------


    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media), 847-484-4415
             or
             Tony Diaz (Investor Relations), 847-484-4410